                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

   GREATER BAY BANCORP                              GBB CAPITAL I
    _________________                              _______________

(Exact name of co-registrant                 (Exact name of co-registrant
as specified in its charter)                 as specified in its charter)

         CALIFORNIA                                     DELAWARE
          ________                                      ________
   (State of incorporation                       (State of incorporation
      or organization)                               or organization)

         77-0387041                                     77-0451680
         _________                                      _________
      (I.R.S. Employer                              (I.R.S. Employer
     Identification No.)                           Identification No.)

                            2860 WEST BAYSHORE ROAD
                          PALO ALTO, CALIFORNIA 94303
                             ______________________
             (Address of principal executive offices and zip code)

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
If this Form relates to the              If this Form relates to the
registration of a class of debt          registration of a class of debt
securities and is effective upon         securities and is to become effective
filing pursuant to General               simultaneously with the effectiveness
Instruction Act (c)(1) please check      of a concurrent registration
the following box. [_]                   statement under the Securities Act of
                                         1933 pursuant to General Instruction
                                         Act (c)(2) please check the following
                                         box. [_]
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Securities to be registered pursuant to Section 12(b) of the Act:  NONE

Securities to be registered pursuant to Section 12(g) of the Act:

     ____% CUMULATIVE TRUST PREFERRED SECURITIES OF GBB CAPITAL I

     GUARANTEE OF GREATER BAY BANCORP WITH RESPECT TO THE ___% CUMULATIVE TRUST PREFERRED SECURITIES
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
------

     The information relating to the Registrants' securities required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of the Trust Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee" in the Registrants' Registration Statement on Form S-1 (Registration No. 333-22783) filed with the Commission on March 5, 1997 and amended on March 14, 1997 (the "Form S-1"), and the same sections in the Company's Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

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Item 2. EXHIBITS
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

     4.1    Trust Agreement of GBB Capital I dated as of February 28, 1997. /1/
     4.2    Form of Amended and Restated Trust Agreement of GBB Capital I, dated _______, 1997./2/
     4.3    Form of Trust Preferred Certificate of GBB Capital I (included as an exhibit to Exhibit 4.2).
     4.4    Form of Trust Preferred Securities Guarantee Agreement. /3/
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____________________

     /1/ Incorporated by reference to Exhibit 4.5 to the Form S-1.

     /2/ Incorporated by reference to Exhibit 4.6 to the Form S-1.

     /3/ Incorporated by reference to Exhibit 4.9 to the Form S-1.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  GREATER BAY BANCORP


Dated: March 18, 1997             By  /s/ Steven C. Smith
                                      -------------------------------
                                      Steven C. Smith,
                                      Executive Vice President,
                                      Chief Operating Officer and
                                      Chief Financial Officer

                                  GBB CAPITAL I


Dated: March 18, 1997             By  /s/ Steven C. Smith
                                      -------------------------------
                                      Steven C. Smith,
                                      Administrative Trustee